DEED OF LEASE

     THIS LEASE AGREEMENT (the "Lease") is made as of the 23 day of December, 2004, by and between ePLUS, INC. ("Tenant"), and Norton Building 1 LLC ("Landlord").

     WHEREAS, the Landlord is the owner of certain property, located in Fairfax County, Virginia, with a street address of 13595 Dulles Technology Drive, Herndon, Virginia (the "Property"), improved by a two-story office building located thereon (the "Building"); and

     WHEREAS, the Tenant and Landlord desire to enter into this Lease, upon the terms and conditions more particularly set forth herein.

     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.


                            ARTICLE 1 - BASIC TERMS

Section 1.1 Defined Terms. In addition to the terms defined in the recitals above, the following definitions shall apply to this Lease:

     (a) "Additional Rent" shall mean all sums payable by Tenant to Landlord hereunder, other than Base Rent, including but not limited to payments required pursuant to Section 2.4, Article 4 and Section 14.4 of this Lease.

     (b) "Base Rent" shall mean the fixed rent paid annually during the Lease Term. Base Rent for the first year of the Lease Term shall be the annual amount of $979,524.00, based upon a rental rate of $19.50 per square foot of the Leased Premises. The Base Rent is subject to annual increases, beginning in the second year of the Lease Term, as set forth in Section 3.2 below.

     (c) "Commencement Date" shall mean January 1, 2005.

     (d) "Expiration Date" shall mean December 31, 2009.

     (e) "Lease Term" shall mean the period commencing on the Commencement Date and continuing through and including the Expiration Date.

     (f) "Leased Premises" shall mean approximately 50,232 square feet of net rentable area, which comprises the first floor area of 22,292 square feet, and the second floor area of 27,940 square feet, as generally set forth in Exhibit A attached hereto and incorporated herein. The approximation of square footage shall in no way affect the amount of rent payable hereunder, should any variance be found to exist between the approximation and actual square footage of the Leased Premises.

               ARTICLE 2 - THE LEASED PREMISES AND THE LEASE TERM

Section 2.1 Demise of the Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises for the Lease Term, upon the terms, conditions, covenants and agreements herein provided. Tenant's right to lease the Leased Premises includes Tenant's right to use 4 unreserved parking spaces per each 1,000 square feet of Leased Premises. At the time of the commencement of this Lease, the Tenant shall be entitled to 204 parking spaces. The number of parking spaces shall be reduced proportionately if any amount of the Leased Premises are surrendered during the Lease Term.

Section 2.2 Renewal Right. Tenant shall have the right to renew this Lease for one additional five (5) year period. To exercise its right to renew this Lease, Tenant shall provide the Landlord with written notice to renew, to be provided at least six months before the Expiration Date. The rent (and escalation percentage) for the renewal period shall be set at the prevailing market rental rates at the time. If the parties cannot agree on a rate within sixty (60) days following Landlord's receipt of Tenant's notice to renew, then the parties shall each select (at their own cost) a commercial real estate broker having at least ten (10) years' experience in the northern Virginia leasing market. Said brokers shall select a third such broker (whose fee shall be split equally by the Landlord and Tenant), and each broker shall provide his or her opinion of the then-current market rental rate and escalation percentage for the Leased Premises. The average of the three rental rates determined by the brokers shall be the beginning rental rate for the first year of the renewal period, and the average of the annual escalation determined by the brokers shall be the annual escalation during the renewal period. The Tenant can only renew the amount of Leased Premises being leased at the Expiration Date of the Lease. The Tenant does not have the right to renew space that is subleased, assigned, or that has been surrendered.

Section 2.3 Loss of Renewal Rights. If the Lease is terminated prior to the Expiration Date, and/or if more than 40% of the Leased Premises are assigned or subleased during the Lease Term or the Lease is assumed, then the renewal rights shall terminate (and may not be reinstated). Assignees and sublessees shall not be entitled to any renewal rights.

Section 2.4 Early Termination Rights. Tenant may elect to terminate this Lease with respect to up to 40% of the Leased Premises at any time during the Lease Term by providing Landlord with six (6) months prior written notice. In such event, the Base Rent and any Additional Rent shall be reduced proportionately, effective upon the date of surrender. There shall be no penalty fee associated with such termination; however, Tenant shall be liable to Landlord for normal and reasonable restoration costs incurred by Landlord on account of damage to the Leased Premises, and for costs of any alterations needed to secure the surrendered space. These costs shall be paid by Tenant as Additional Rent, to be paid within 60 days after invoice therefor by Landlord. The specific area of the Leased Premises to be surrendered shall be mutually agreed upon by the Tenant and Landlord, in order to provide for access and ADA requirements.

In addition, the Tenant shall also have a one-time right to terminate the entire Lease, on the third anniversary of the Commencement Date, by providing Landlord with at least six (6) months prior written notice.

                              ARTICLE 3 - BASE RENT

Section 3.1 Base Rent. Tenant shall pay to Landlord the Base Rent for the Leased Premises, without any abatement, reduction, setoff, defense, counterclaim or demand except as specifically set forth herein. Base Rent shall be payable on the Commencement Date and thereafter monthly, in advance, on the first day of each month during the Lease Term. The initial monthly rent shall be $81,627.00.

Section 3.2 Base Rent Increases. The Base Rent, net of expense factor of $8.00 per square foot, shall be increased by the amount of 3% on each annual anniversary of the Lease Commencement Date, beginning one year from the Commencement Date.

Section 3.3 Payment of Rent. All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

Section 3.4 Credit. In consideration for the financing by Tenant of all tenant improvements, Landlord will provide an annual credit of $2.04 per square foot of the Leased Premises against the Base Rent, for the duration of the Lease Term, with said credit to terminate at the Expiration Date. In the event of any surrender of any portion of the Leased Premises as permitted hereunder, the said credit shall be adjusted proportionately to apply only to space for which Tenant is paying Base Rent. Said credit shall not apply during any renewal term hereof.

                          ARTICLE 4 - ADDITIONAL RENT

Section 4.1 Operating Charges and Real Estate Taxes. In addition to the Base Rent under this Lease, the Tenant shall be responsible for 89.893% of any increases to the operating charges and real estate tax payments for the Property that exceed the Base Year Expenses, as said term is defined below. So long as the Tenant occupies at least 80% of the building and there are no additional tenants in the building, the Tenant shall be responsible for 100% of the Utilities as referenced in section 4.2. If the Tenant occupies less than 80% of the building or there are additional tenants in the building, the Tenant shall be responsible for its pro rated portion of the Utilities. It is acknowledged that the present monthly operating charge is $28,927.14, and the present monthly real estate tax payment is $4,560.86, which total $401,856.00 for the year ("Base Year Expenses"). Beginning January 1, 2006, and continuing throughout the Lease Term, Tenant shall pay to Landlord, as Additional Rent, 89.893% of the amount by which all operating charges, insurance and real estate taxes for the Building exceed the Base Year Expenses (collectively, the

"Additional Expenses"). Tenant shall pay to Landlord in advance the estimated annual Additional Expenses. The Landlord, at the commencement of each calendar year following the first full year of the Lease Term, will deliver to the Tenant an estimate of the anticipated Additional Expenses for that calendar year. Tenant shall pay monthly one-twelfth (l/l2) of said estimated cost concurrently with and in addition to the monthly installments of Base Rent. On or before the forty-fifth (45th) day following each December 3lst during the Lease Term, Landlord shall provide Tenant with a statement showing the actual Additional Expenses for the preceding year or portion thereof and Landlord's computations of Tenant's share thereof. If Tenant's share is less than the total amount of the estimated cost paid in advance, Landlord shall reimburse Tenant for the excess as a credit against the next installment(s) of Additional Expenses; and if the Tenant's share exceeds the advanced estimated cost paid over the year, Tenant shall pay Landlord for the difference, within thirty (30) days following the date of delivery of said statement. Advance estimated Additional Expenses shall be prorated for any partial calendar year. Failure by Landlord to deliver to Tenant the statement of actual Additional Expenses within the time frame set for the above shall not relieve Tenant of the obligation to make monthly payments in accordance with the last estimate of Additional Expenses, nor shall it be deemed a waiver by Landlord of the right to collect the difference between Tenant's estimated payments and Tenant's pro-rata share of the actual Additional Expenses for the preceding year. The Tenant shall be entitled to audit any Additional Expenses, at Tenant's sole cost and expense. If the parties cannot resolve any differences based upon any such audit, then the matter is to be arbitrated by an arbitrator to be mutually selected by the parties. The parties shall equally split the cost of the arbitrator. The Tenant acknowledges that it has reviewed materials and documents related to the computation of operating charges, insurance and real estate tax payments, as set forth above, and acknowledges that these present expenses are reasonable, and understands that these charges may increase.

Section 4.2 Utilities. All accounts for utility services to the Leased Premises shall be in the name of Landlord and Tenant shall be responsible for payments. Tenant shall reimburse Landlord for Utilities cost as part of the Operating Expenses described in section 4.1 above.

Section 4.3 Treatment as Additional Rent. All payments required to be made by Tenant pursuant to this Article IV shall be Additional Rent for the Leased Premises and shall be paid, without any abatement, reduction, setoff, defense, counterclaim or deduction, on the first day of each month.

                       ARTICLE 5 - USE OF LEASED PREMISES

Section 5.1 Use of Leased Premises. Tenant may use and occupy the Leased Premises for any lawful purpose. Tenant shall not use or occupy the Leased Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, Fairfax County, and any other public or quasi-public authority having jurisdiction over the Leased Premises, concerning the use, occupancy and condition of the Leased Premises, and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Leased Premises, Tenant will obtain such permit at Tenant's own expense.

                      ARTICLE 6 - ASSIGNMENT AND SUBLETTING

Section 6.1 Landlord Consent Required. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or its interest therein, or sublet, rent or permit anyone to occupy the Leased Premises, or any part thereof, without giving Landlord thirty (30) days' prior written notice of Tenant's intention to assign or sublet the Leased Premises and obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Provided, however, that notwithstanding anything to the contrary contained herein, the Landlord may reject the intended sublessee and take back the portion of the Leased Premises that was intended to be subleased (in which event the Base Rent and Additional Rent shall be reduced proportionately). The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease, and Tenant shall remain liable for the performance of all covenants and obligations to be performed by Tenant hereunder notwithstanding any assignment or sublease hereof. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. If an Event of Default has occurred and is continuing, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. In the event the rental amount received by Tenant pursuant to any sublease or assignment is higher than the Base Rent at such time or at any time thereafter, then the Tenant shall pay the excess amount to the Landlord. In no event shall any assignee or sub-lessee be entitled to any renewal rights, rights of first offer or rights of first refusal described herein.

                   ARTICLE 7 - TENANT'S MAINTENANCE AND REPAIR

Section 7.1 Tenant to Maintain  Leased  Premises.  Subject to the  provisions of
Section 7.3, Tenant will keep and maintain the Leased Premises and all fixtures and equipment located therein in a clean, safe and sanitary condition, will take good care thereof, in accordance with the terms of this Lease, and will suffer no waste or injury thereto, and will, at the expiration or other termination of the Lease Term, surrender the Leased Premises broom clean, in the same order and condition in which they are in on the Commencement Date, ordinary wear and tear excepted.

Section 7.2 Tenant to Comply with Laws. Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal and local governments and of all other governmental authorities affecting the Leased Premises or appurtenances thereto or any part thereof whether the same are in force as of the Commencement Date or may in the future be passed, enacted or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 7.2.

Section 7.3 Landlord's Obligations. Landlord shall repair, maintain and replace, as necessary (a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic heating, ventilating, air conditioning ("HVAC"), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Leased Premises (but not any above standard improvements installed in the Leased Premises such as, for example, but not by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (c) the common areas of the Building.


                    ARTICLE 8 - TENANT ALTERATIONS AND RIGHTS

Section 8.1 "AS IS". The Tenant shall have the right to commence tenant improvements upon execution of this Lease, subject to the Landlord approval rights as described below. Tenant has had the opportunity to inspect the Leased Premises (including, without limitation, all mechanical, electric, and plumbing systems therein), and accepts the Leased Premises, and the land upon which the Leased Premises is located in their condition "AS IS" as of the date hereof. Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Leased Premises. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Leased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to respond within thirty days of any request hereunder. All work performed by Tenant shall be performed in a good an workmanlike manner, in accordance with plans and permits approved and issued by all applicable governmental bodies, agencies and authorities, and in such a manner so as not to interfere with the occupancy and use of the common areas of the Building or any other tenant space by any tenants and visitors in the Building. Tenant shall permit no mechanic's liens to attach to the Leased Premises, the Building or the land upon which the Leased Premises is located as a result of such work, and in the event that any such mechanic's lien is filed against the Leased Premises, the Building or the land upon which the Leased Premises is located as a result of any services or labor provided, or materials furnished, by or on Tenant's behalf, or claimed to have been provided by or on Tenant's behalf, Tenant shall (i) promptly notify Landlord of such lien, and
(ii) within ten (10) calendar days after the filing of any such lien, discharge and cancel such lien of record by payment or bonding in accordance with the laws of the Commonwealth of Virginia, all at Tenant's sole cost and expense.

Section 8.2 Roof Rights. During the Lease Term and any renewal period, for no additional charge, Tenant shall have the right to install, for use by Tenant, satellite dishes or other communication equipment on the roof of the Building, at Tenant's sole cost and expense. The size, type and location of said equipment shall be mutually agreed upon by the Landlord and Tenant, and the installation and use of such equipment shall comply with all applicable laws, ordinances and regulations.

Section 8.3 Signage. During the Lease Term and any renewal period, the Tenant shall have the right to install on the exterior of the Building in a prominent location, at Tenant's sole cost and expense, one exterior lighted building sign, which shall conform to all local, state and federal regulations. The Tenant has a right to keep a sign displayed as long as the Tenant occupies more than fifty percent (50%) of the Building. The Tenant must obtain the prior written approval of Landlord, which shall not be unreasonably withheld, conditional or delayed. Upon expiration or earlier termination of this Lease, or at such time as Tenant occupies less than fifty percent (50%) of the Building, Tenant shall remove such signage at Tenant's sole cost and expense.

Section 8.4 Lobby Area. The Tenant shall be allowed to construct a reception desk in the main lobby of the Building, for use by Tenant as its main reception area, at no additional charge to Tenant. This right shall extend to any renewal period. Tenant acknowledges that it is not leasing the entire Building, and will have to provide access and usage rights to other tenants through and across the lobby area.

                         ARTICLE 9 - LANDLORD INSPECTION

Section 9.1 Inspection by Landlord. Upon reasonable prior oral or written notice from Landlord, Tenant will permit Landlord, or its agents or representatives (including, without limitation, any prospective purchasers, mortgagees or prospective mortgagees) to enter the Leased Premises, at all reasonable times and from time to time, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine and inspect the Leased Premises. Notwithstanding anything to the contrary contained herein, in the event of an emergency, Landlord shall have the right to enter the Leased Premises at any time and without prior notice to Tenant. During the last six (6) months of the Lease Term, Landlord may show the Leased Premises to prospective tenants. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Leased Premises.

                             ARTICLE 10 - INSURANCE

Section 10.1 Required Insurance and Terms of Insurance Policies. At the earlier of (i) the time that Tenant commences tenant improvements, or (ii) the Commencement Date, and throughout the Lease Term, Tenant, at its sole cost and expense, must provide insurance policies and certificates of insurance reasonably satisfactory to Landlord as to amounts, types of coverage and the companies underwriting these coverages. In no event will such policies be terminated or otherwise allowed to lapse. Tenant shall be responsible for its own deductibles. Tenant shall also pay for any insurance, or any increase of policy limits, not described in this Lease which Tenant requires for its own protection or for compliance with government statutes. Tenant's insurance shall be primary and without contribution from any insurance Landlord may, at Landlord's option, procure. Any and all insurance proceeds shall either be used to restore the Leased Premises damaged, or provided to the Landlord per Section
12.1 below. Landlord's interest must be clearly stated by endorsement in the insurance policies described in this Article 10, as follows:

     (a) Landlord shall, at its sole expense, obtain and keep in force throughout the term of this Lease, full replacement value fire and extended coverage or "all-risk" coverage insurance in the customary form utilized in the northern Virginia area for buildings and improvements of similar character, on all improvements now or after this date located on the Premises.

     (b) Tenant shall, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate as to liability for personal injury to or death of any person, and for damage to property, insuring against any and all liability of Landlord and Tenant, including, without limitation, coverage for contractual liability and broad form property damage with respect to the Premises, or arising out of the maintenance, use, or occupancy of the Premises.

     (c) Tenant shall, at its sole expense, obtain and keep in force during the Lease Term policies of insurance covering Tenant's fixtures and equipment installed and located in the Leased Premises, and in addition thereto, covering all of the furnishings, merchandise and other contents in the Leased Premises, for the full replacement value of said items. Coverage should at least insure against any and all perils included within the classification "Fire and Extended Coverage" under insurance industry practice in the Commonwealth of Virginia, together with insurance against vandalism, malicious mischief and sprinkler leakage or other sprinkler damage.

     (d) All insurance policies required from Tenant hereunder shall (i) be subject to approval by Landlord and any mortgagee as to form and amount; (ii) expressly provide that such policies shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and any mortgagee; (iii) provide that no act or omission of Tenant that would otherwise result in forfeiture or reduction of the insurance shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained; and (iv) to the extent obtainable, contain a waiver by the insurer of its rights of subrogation against Landlord and Tenant. All such policies shall name the Tenant as the insured and the Landlord as the additional insured. Upon issuance, each such insurance policy or a certified copy of such policy shall be delivered to the Landlord and any lender whom Landlord designates.

                       ARTICLE 11 - LIABILITY OF LANDLORD

Section 11.1 Liability of Landlord Limited. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, or guests for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Leased Premises; interruption in the use of the Leased Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons) of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Leased Premises; any fire, robbery, theft, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Leased Premises or of any other person or persons; and any leakage in any part or portion of the Leased Premises, or from water, rain or snow that may leak into, or flow from, any part of the Leased Premises, or from drains, pipes or plumbing work in the Leased Premises. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Leased Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor.

Section 11.2 Indemnification. Tenant hereby agrees to indemnify and hold Landlord and Landlord's agents and its and their officers, directors, and employees (collectively, the "Landlord Indemnified Parties"), harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord and Landlord's agents and its and their officers, directors, and employees, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Leased Premises or the business conducted by Tenant therein,
(ii) any act or  omission by Tenant or its  employees,  agents or  invitees,  or
(iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease. Notwithstanding anything to the contrary contained in this Section, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord Indemnified Parties from any liability for injury, loss, accident or damage to any person resulting from Landlord's willful misconduct or that of any Landlord Indemnified Party on or about the Leased Premises.

Section 11.3 Transfer of Leased Premises. In the event that at any time Landlord shall sell or transfer the Leased Premises, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer and the new owner of the Leased Premises shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring before the date of such sale or transfer.

Section 11.4 No Recourse Against Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's interest in the Leased Premises and the income and proceeds therefrom. In no event shall any partner, shareholder, officer, director or any principal of Landlord or any other persons be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

                       ARTICLE 12 - DAMAGE OR DESTRUCTION

Section 12.1 Restoration. Tenant shall give prompt notice to Landlord in case of any casualty to the Leased Premises or the Building. If the Leased Premises or the Building shall be damaged by fire or other casualty, then Landlord may terminate this Lease, effective as of the date of the casualty, by notice given within ninety (90) days after such event. In the event this Lease is terminated as provided in this Section 12.1: (i) the entire proceeds of the insurance provided for in Section 10.1(a) hereof shall be paid by the insurance company or companies directly to Landlord and shall belong to, and be the sole property of, Landlord; (ii) the portion of the proceeds of the insurance provided for in
Section 10.1(c) which is insuring leasehold improvements, equipment, fixtures and other items, which by the terms of this Lease or applicable law, rightfully belong to the Tenant upon the termination of the Lease by whatever cause shall belong to, and be the sole property of, Tenant; (iii) Tenant shall immediately vacate the Leased Premises in accordance with this Lease; (iv) all Base Rent and Additional Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs; and (v) Landlord and Tenant shall be relieved from any and all further liability or obligation hereunder except as expressly provided in this Lease. Tenant hereby waives any and all rights to terminate this Lease that it may have, by reason of damage to the Premises by fire or other casualty, pursuant to any presently existing or hereafter enacted statute or pursuant to any other law. If all or any portion of the Leased Premises is damaged by fire or other casualty and this Lease is not terminated in accordance with the provisions of this section, then all insurance proceeds under the policies referred to in Sections 10.1(a) and 10.1(c) hereof that are recovered on account of any such damage by fire or casualty shall be made available for the payment of the cost of repair, replacing and rebuilding, and as soon as practicable after such damage occurs Landlord shall, using the proceeds provided for by Section 10.1(a) (and, to the extent applicable, proceeds from insurance policies provided for by Section 10.1(c)) hereof, repair or rebuild the Leased Premises or such portion thereof to its condition immediately prior to such occurrence to the extent the cost therefor is fully funded by insurance proceeds. In no event shall Landlord be obligated to repair or replace Tenant's movable trade fixtures, equipment or personalty. In addition, Tenant shall, using the remaining proceeds of the insurance proceeds from policies provided for in Section 10.1(c) hereof, repair, restore and replace Tenant's movable trade fixtures, personalty and equipment. If the aforesaid insurance proceeds under the insurance provided for in Section 10.1(c) hereof shall be less than the cost of repairing or replacing Tenant's movable trade fixtures, equipment and personalty, or other items required to be insured by Tenant pursuant to Section 10.1(c) hereof, Tenant shall pay the entire excess cost thereof; and if such insurance proceeds shall be greater than the cost of such repair, restoration, replacement or rebuilding, the excess proceeds shall belong to, and be the property of, Tenant. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease as a result of, and shall be solely responsible for all costs incurred in repairing, any damage to the Leased Premises or Building caused by the Tenant or its agents, employees, contractors, invitees and licensees.

                           ARTICLE 13 - CONDEMNATION

Section 13.1 Effect of Condemnation. If the whole or a substantial part (as hereinafter defined) of the Leased Premises or the use or occupancy of the Leased Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Leased
Premises (or the use and occupancy thereof) is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the Base Rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area in the Leased Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section, a substantial part of the Leased Premises shall be considered to have been taken if more than twenty-five percent (25%) of the Leased Premises is rendered unusable as a result of such taking and Tenant determines in its sole but reasonable discretion that it can no longer conduct its business in the Leased Premises.

Section 13.2 Condemnation Proceeds. All awards, damages and other compensation paid by the condemning authority on account of the taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Leased Premises, the value of the unexpired Lease Term, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority (i) for the value of furnishings, equipment and trade fixtures installed in the Leased Premises at Tenant's expense and (ii) for relocation expenses, provided that such claim shall in no way diminish the award nor compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                         ARTICLE 14 - DEFAULT BY TENANT

Section 14.1 Tenant Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") by Tenant under this Lease:

     (a) If Tenant shall fail to pay any payment of Base Rent or Additional Rent when due, or shall fail to make any other payment required by this Lease when due.

     (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease.

     (c) If Tenant shall vacate or abandon the Leased Premises.

     (d) If the Tenant (i) is  voluntarily  adjudicated a bankrupt or insolvent,
(ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or a part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any local or any other jurisdiction, (iv) makes a general assignment for the benefit of creditors, or
(v) admits in writing its inability to pay its debts as they mature.

     (e) If a petition shall be filed against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, local, or other statute, law or regulation and shall remain undismissed or unstayed for thirty (30) days, or if any trustee, receiver or liquidator of the Tenant, or of all or any substantial part of its properties, shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for thirty (30) days.

     Notwithstanding the provisions of this Section 14.1, an Event of Default shall not be deemed to have occurred with respect to the failure of payment of any installment of Base rent or Additional Rent unless such failure shall continue for a period of seven (7) days, after written notice is given to Tenant, nor shall any Event of Default be deemed to have occurred if Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of Base Rent or Additional Rent, if such failure is cured or removed within thirty (30) days after written notice is given to Tenant by Landlord setting forth the nature of such default, or in respect to a default which cannot be cured within such period, so long as Tenant shall commence to remove the same within such thirty-day period and shall diligently and expeditiously proceed to complete the cure or removal thereof within an additional twenty-day period.

Section 14.2 Landlord's Remedies. Upon the occurrence of any of the Events of Default described or referred to in Section 14.1, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

     (a) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

     (b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the entire Leased Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises in such event and to repossess Landlord of the Leased Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Leased Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

     (c) Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (i) an amount equal to the then present value of the rent reserved in this Lease for the residue of the Lease Term including any amounts treated as additional rent and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Leased Premises for such residue; (ii) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses relating to recovery of the Leased Premises, and preparation for reletting excluding, however, the costs of construction not arising from damage caused by Tenant; and (iii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

     (d) Upon any termination of Tenant's right to possession only without termination of the Lease:

     (i) Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent or additional rent under this Lease for the full Lease Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent and additional rent under this Lease for the remainder of the Lease Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

     (ii) Landlord shall use commercially reasonable efforts to relet the Leased Premises. Landlord may relet the Leased Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Leased Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. If Landlord decides to relet the Leased Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to tenant space in the Property generally and that in any case Landlord shall not be required to give any preference or priority to the showing or leasing of the Leased Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Leased Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term. In any proceedings to enforce this Lease, Landlord shall be presumed to have complied with any duty now or hereafter imposed by law to relet the Leased Premises in order to mitigate its damages, and Tenant shall bear the burden of proof to establish otherwise.

     (iii) Until such time as Landlord  shall elect to  terminate  the Lease and shall thereupon be entitled to recover the amounts specified in such case, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as Additional Rent under this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Leased Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

     (e) Landlord may, at Landlord's option, enter into and upon the Leased Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If Tenant shall have vacated the Leased Premises, Landlord may at Landlord's option re-enter the Leased Premises at any time during the last six (6) months of the then current Lease Term and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Leased Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.

     (f) If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's reasonable attorneys' fees so incurred.

     (g) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     (h) No act or thing done by Landlord or its agents during the Lease Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of the Leased Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

     (i) Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

Section 14.3 No Accord and Satisfaction. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of Base Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

Section 14.4 Interest and Late Charge. If Tenant fails to make any payment of Base Rent or of Additional Rent within seven (7) days of the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent

(5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by Bank of America from the date that is thirty (30) days after the date that such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent due and payable hereunder within two (2) days of written demand therefor.

                   ARTICLE 15 - SUBORDINATION AND ATTORNMENT

Section 15.1 Subordination. This Lease is and shall remain subject and subordinate to the lien of any and all current and future mortgages and/or any ground leases (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Leased Premises and/or the land on which the Leased Premises is located and to all and any renewals, extensions, modifications, recastings or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof. Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document to effect the subordination of this Lease. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant fails to sign and return any such certificate or other document within fourteen (14) days after receipt by Tenant. As of the date hereof, no mortgage or deed of trust is encumbering the Property. However, provided no Event of Default by Tenant has occurred and remains uncured, Landlord shall use commercially-reasonable efforts to obtain for Tenant a non-disturbance agreement from the holder of any future mortgage on such mortgagee's standard form.

Section 15.2 Attornment. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Leased Premises or the termination of any ground lease affecting the Leased Premises, Tenant shall attorn to the Purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

Section 15.3 Mortgagee Rights. Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage or deed of trust placed on the whole or any part of the real property of which the Leased Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Leased Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Tenant shall give Landlord's mortgagee a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing of the address of the mortgagee. Notice shall be provided to the mortgagee in accordance with the Notice provision of this Lease. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period, if any, provided in this Lease, the mortgagee shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

                             ARTICLE 16 - HOLD OVER

Section 16.1 Hold Over. In the event that Tenant shall not immediately surrender the entire Leased Premises on the date of the expiration of the Lease Term, Tenant shall become a Tenant by the month at 150% of the Base Rent and all Additional Rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly Tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease, except for the amount of the Base Rent, which shall be in the amount specified in this paragraph. During the holdover period (if any), the Landlord will provide the Tenant with the right to match the terms of any lease offer received by the Landlord (if any) during the holdover period, with said right of first refusal to be accepted within 30 days of the receipt of such offer, and further conditioned upon the Tenant being credit-worthy. The Landlord shall remain entitled to all rights and remedies afforded to Landlord due to Tenant's failure to surrender the Leased Premises, and Tenant shall remain liable for any damages or losses suffered by Landlord during said holdover period.

                       ARTICLE 17 - COVENANTS OF LANDLORD

Section 17.1 Right of Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall have the right to, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Leased Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Sections 15.1 and 15.2 hereof.

Section 17.2 HVAC. Landlord represents and warrants that all HVAC systems will be operating at the commencement date in reasonable condition. Replacement of any HVAC system will be the responsibility of Landlord, and shall be covered by normal operating capital reserves.

Section 17.3 Compliance. Landlord represents and warrants that at the time of execution of the Lease, the Leased Premises shall comply with all local, state and federal codes, including ADA laws.

                        ARTICLE 18 - GENERAL PROVISIONS

Section 18.1 No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Leased Premises, the Building or the land on which the Leased Premises is located, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

Section 18.2 No Partnership. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or as creating any other relationship between the parties hereto other than that of Landlord and Tenant.

Section 18.3 Brokers. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

Section 18.4 Estoppel Certificates. At any time from time to time, upon not less than fifteen (15) business days' prior written notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed, or if not, a list of items excepted; (v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any statement delivered by Tenant may be relied upon by any owner of the Leased Premises or the land upon which it is situated, any prospective purchaser of the Leased Premises or such land, any mortgagee or prospective mortgagee of the Leased Premises or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

Section 18.5 Waiver of Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

Section 18.6 Notices. Whenever notice is required or desired to be given under this Lease, such notice shall be in writing (unless otherwise stated) and shall be deemed to have been given when hand-delivered, one (1) business day after being sent by overnight delivery or courier service, or three (3) business days after being sent by certified or registered mail, return receipt requested, and addressed as follows: (i) if to Landlord, at 1166 Chain Bridge Rd, McLean, VA 22101; (ii) if to Tenant, at 13595 Dulles Technology Drive, Herndon, Virginia 20170. Either party may change its address for the giving of notices by notice given in accordance with this Section.

Section 18.7 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 18.8 Successors and Assigns. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof prohibiting assignment or subletting by Tenant.

Section 18.9 Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

Section 18.10 Headings. Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

Section 18.11 Execution and Delivery. The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

Section 18.12 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

Section 18.13 Calendar Days/Business Days. As used in this Lease and the exhibits thereto, all references to "days" shall be calendar days unless business days are specified. Time is of the essence with respect to obligations of Tenant under this Lease.

Section 18.14 Corporate Authority. Tenant represents and warrants to Landlord that the person executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant.

Section 18.15 Consent to Jurisdiction and Forum. Any litigation in connection with, or arising out of, this Lease shall be brought in the federal or state courts for the Commonwealth of Virginia. Landlord and Tenant hereby consent to such court's exercise of personal jurisdiction

Section 18.16 Recordation. Neither this Lease nor a memorandum thereof shall be recorded without the consent of Landlord. If Landlord so consents, Tenant shall pay all costs of recordation, including any transfer or recordation taxes incurred therewith.

Section 18.17 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Section 18.18 Right of First Offer. The Tenant shall have the right of first offer on any additional spaces that may become available for lease in the Building during the Lease Term. Landlord agrees to provide written notice of availability and Tenant shall have ten (10) business days to respond by delivering written notice to Landlord of Tenant's election either to lease, or not to lease, the additional space. If no response is received by Landlord within such 10-day period, Tenant shall conclusively be deemed to have elected not to lease such available space. If Tenant elects to lease such additional space, the terms and conditions shall be identical (or proportional, as the case may be) to those of this Lease. In the event Tenant elects to lease less than all of the space which becomes available, equitable allowance shall be made for Landlord's recapture of any extraordinary construction costs, creation of additional core, or adverse effects on the marketability of Landlord's remaining space.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first above written.

                              TENANT:

                              EPLUS, INC.

                              By:    /s/ BRUCE M. BOWEN      [SEAL]
                                     ------------------------
                              Name:  Bruce M. Bowen
                                     ------------------------
                              Title: Executive Vice President
                                     ------------------------

                              LANDLORD:

                              NORTON BUILDING 1, LLC.


                              By: /s/ PHILLIP G. NORTON
                                  --------------------------
                                  Phillip G. Norton, Trustee